                           SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]
Filed by a party other than the registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            NUTRAMAX PRODUCTS, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


 -----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, schedule or registration statement no.:

    (3) Filing party:

    (4) Date filed:

                            NUTRAMAX PRODUCTS, INC.
                              51 BLACKBURN DRIVE
                        GLOUCESTER, MASSACHUSETTS 01930

                                                              December 30, 1998

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of NutraMax Products, Inc. (the "Company") to be held on Tuesday, January 12, 1999, at 11:00 a.m., local time, at the Ocean View Inn, 171 Atlantic Road, Gloucester, Massachusetts 01930 (the "Annual Meeting").

  The Annual Meeting has been called for the purpose of (i) electing five Directors, each to hold office until the next annual meeting of stockholders,
(ii) approving the issuance of up to an aggregate of 1,441,860 shares of the Company's common stock to certain stockholders of the Company in a private placement transaction (the "Private Placement Proposal") and (iii) voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on Monday, November 23, 1998 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

  The Board of Directors of the Company recommends that you vote "FOR" the election of the five nominees of the Board of Directors of the Company and "FOR" the approval of the Private Placement Proposal.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                          Very truly yours,

                                          /s/ Donald E. Lepone
                                          Donald E. Lepone
                                          President and Chief Executive
                                          Officer

                            NUTRAMAX PRODUCTS, INC.
                              51 BLACKBURN DRIVE
                        GLOUCESTER, MASSACHUSETTS 01930
                                (978) 283-1800

                               ----------------

                 NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

                    TO BE HELD ON TUESDAY, JANUARY 12, 1999

                               ----------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NutraMax Products, Inc. (the "Company") will be held on Tuesday, January 12, 1999, at 11:00 a.m., local time, at the Ocean View Inn, 171 Atlantic Road, Gloucester, Massachusetts 01930 (the "Annual Meeting") for the purpose of considering and voting upon:

    1. The election of five Directors, each to hold office until the next annual meeting of stockholders and until his successor is elected and qualified;

    2. The approval of the issuance of up to an aggregate of 1,441,860 shares of the Company's common stock to certain stockholders of the Company in a private placement transaction; and

    3. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on Monday, November 23, 1998 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

  In the event there are not sufficient votes with respect to the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                          By Order of the Board of Directors

                                          Eugene M. Schloss, Jr.
                                          Secretary

Gloucester, Massachusetts
December 30, 1998

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                            NUTRAMAX PRODUCTS, INC.
                              51 BLACKBURN DRIVE
                        GLOUCESTER, MASSACHUSETTS 01930
                                (978) 283-1800

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                    TO BE HELD ON TUESDAY, JANUARY 12, 1999

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NutraMax Products, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, January 12, 1999, at 11:00 a.m., local time, at the Ocean View Inn, 171 Atlantic Road, Gloucester, Massachusetts 01930, and any adjournments or postponements thereof (the "Annual Meeting").

  At the Annual Meeting, all of the stockholders of the Company will be asked to consider and vote upon the following matters:

    1. The election of five Directors, each to hold office until the next annual meeting of stockholders and until his successor is elected and qualified;

    2. The approval of the issuance of up to 1,441,860 shares of common stock, par value $.001 per share, of the Company (the "Common Stock") to certain stockholders of the Company in a private placement transaction (the "Private Placement Proposal"); and

    3. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

  The Notice of the Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about December 30, 1998 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on Monday, November 23, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only holders of Common Stock of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 5,672,503 shares of the Company's Common Stock outstanding and entitled to vote at the Annual Meeting and 325 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record for each matter properly submitted at the Annual Meeting. Unless otherwise indicated, references to the Company in this Proxy Statement include its various subsidiaries.

  The presence, in person or by proxy, of one-third of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect a nominee as a Director of the Company. To approve the Private Placement Proposal, the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required. Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. However, abstentions and broker non-votes will have no effect on the outcome of the approval of the Private Placement Proposal. With respect to the election of Directors, votes may only be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

  STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. SHARES OF COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF INSTRUCTIONS ARE NOT GIVEN THEREIN, PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE FIVE NOMINEES FOR DIRECTOR LISTED IN THIS PROXY STATEMENT AND "FOR" THE APPROVAL OF THE PRIVATE PLACEMENT PROPOSAL. IT IS NOT ANTICIPATED THAT ANY OTHER MATTERS WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

  Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

  The Annual Report of the Company for the fiscal year ended October 3, 1998 (the "Annual Report") is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.

                       PROPOSAL I--ELECTION OF DIRECTORS

  The Board of Directors of the Company currently consists of five members. All Directors are elected annually and serve until the next annual meeting of stockholders and until the election and qualification of their successors. At the Annual Meeting, five Directors will be elected to serve until the next annual meeting. The Board of Directors has nominated Donald M. Gleklen, Bernard J. Korman, Donald E. Lepone, Dennis M. Newnham and David M. Schulte for re-election. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Messrs. Gleklen, Korman, Lepone, Newnham and Schulte as Directors. Each of the nominees has agreed to stand for re-election and to serve if re-elected as a Director. However, if any of the persons nominated by the Board of Directors fails to stand for re-election or is unable to accept re-election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

  A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect a nominee as a Director of the Company. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE RE-ELECTION OF THE FIVE NOMINEES OF THE BOARD OF DIRECTORS AS DIRECTORS OF THE COMPANY.

            PROPOSAL II--APPROVAL OF THE PRIVATE PLACEMENT PROPOSAL

GENERAL

  On November 6, 1998, the Company entered into stock purchase agreements with Cape Ann Investors, L.L.C. ("Cape Ann"), the Company's largest stockholder, Donald E. Lepone, the Chief Executive Officer, President and a Director of the Company, and Bernard J. Korman, the Chairman of the Board of the Company (Cape Ann, Mr. Lepone and Mr. Korman are collectively referred to herein as the "Purchasers"), pursuant to which the Purchasers agreed to purchase in a private placement (the "Private Placement") an aggregate of 1,441,860 shares of Common Stock at a price per share of $4.30, for an aggregate purchase price of approximately $6,200,000. The purchase price of $4.30 per share represented a premium of 11% to the closing price per share of $3.875 on October 21, 1998, the date on which the Board agreed in principle to the terms of the Private Placement. The closing price per share of Common Stock on December 24, 1998 was $5.13.

  The purpose of the Private Placement is to raise additional capital so that the Company can pay down $4,500,000 of indebtedness outstanding under its senior credit facilities and up to $1,500,000 of outstanding indebtedness to its trade creditors. Due to its recent financial results, the Company has had difficulty complying with certain financial covenants set forth in the Company's senior credit facilities. The Company entered into the Private Placement transaction to provide significant improvement in the Company's working capital (with which to pay down outstanding indebtedness) and to enable the Company to negotiate amendments to the financial covenants contained in the Company's existing senior and subordinated credit agreements (the "Credit Facility Amendments") sufficient to permit the Company to operate without likelihood of default in the foreseeable future. In December 1998, the Company entered into the Credit Facility Amendments with its senior and subordinated lenders (collectively, the "Lenders"). Under the terms of the Credit Facility Amendments, if $4,500,000 of the net proceeds of the Private Placement is not applied to the outstanding senior credit facilities and up to $1,500,000 of the net proceeds of the Private Placement is not applied to outstanding indebtedness owed to the Company's trade creditors on or before January 15, 1999, the Company will be in default under the terms of the Credit Facility Amendments. Accordingly, if the Private Placement is not consummated on or before January 15, 1999, the Company will be in default under the terms of the Credit Facility Amendments, and such default could have a material adverse effect on the Company's business, operations and financial condition. Consummation of the Private Placement is conditioned upon, among other things, the approval by the stockholders of the Company of the Private Placement Proposal at the Annual Meeting.

TERMS OF THE PROPOSED ISSUANCE

  On November 6, 1998, the Company entered into a Stock Purchase Agreement (the "1998 Stock Purchase Agreement") with Cape Ann pursuant to which Cape Ann agreed to purchase 1,162,790 shares of Common Stock at a price per share of $4.30, for an aggregate purchase price of approximately $5,000,000. As of December 24, 1998, Cape Ann and certain related parties owned an aggregate of 1,321,893 shares of Common Stock, representing approximately 22.5% of the total outstanding shares, including 215,425 shares of Common Stock that may be purchased upon exercise of warrants held by Cape Ann that are currently exercisable (the "Warrants"). Upon consummation of the Private Placement, Cape Ann and such related parties will own 2,484,683 shares of Common Stock, representing approximately 33.9% of the total outstanding shares (including the Warrants). In addition, pursuant to agreements previously entered into between the Company and Cape Ann and confirmed in the 1998 Stock Purchase Agreement, Cape Ann may purchase from time to time in the open market or in privately negotiated transactions up to 146,700 shares of Common Stock. If Cape Ann were to acquire such shares and exercise the Warrants following consummation of the Private Placement, Cape Ann and such related parties would own 2,631,383 shares of Common Stock, representing approximately 35.9% of the total shares then outstanding.

  The 1998 Stock Purchase Agreement contains certain provisions (the "Standstill Provisions") that limit the ability of Cape Ann or its affiliates to (i) acquire additional shares of Common Stock (subject to the right to purchase additional shares described above and to purchase shares to maintain its percentage interest in the Company) without the consent of the Company,
(ii) transfer any shares of Common Stock except in certain circumstances,
(iii) form, join in or otherwise participate in a group with respect to shares of Common Stock, (iv) solicit proxies or written consents of the stockholders of the Company or participate in a solicitation of such stockholders, (v) seek to call or call a special meeting of the stockholders of the Company, make a stockholder proposal at a meeting of the Company's stockholders or (except as described below) nominate a candidate for director of the Company, (vi) commence a tender offer for shares of Common Stock, or (vii) make a bid for the Company, any of the shares of Common Stock or any substantial portion of its assets. Consistent with the provisions of agreements previously entered into between Cape Ann and the Company, the provisions of the 1998 Stock Purchase Agreement provide that, notwithstanding the foregoing, so long as Cape Ann owns at least 5% of the outstanding shares of Common Stock, Cape Ann
(i) shall have the right to designate one director to serve on the Board of Directors of the Company and (ii) shall vote its shares of Common Stock in favor of the directors nominated by the Board of Directors of the Company. In addition, the 1998 Stock Purchase Agreement preserves the registration rights granted to Cape Ann by the Company pursuant to agreements previously entered into between Cape Ann and the Company, including with respect to the shares of Common Stock to be purchased by Cape Ann in the Private Placement.

  Concurrently with the execution of the 1998 Stock Purchase Agreement, the Company entered into Stock Purchase Agreements with each of Messrs. Lepone and Korman. Pursuant to the Stock Purchase Agreement with Mr. Lepone, Mr. Lepone agreed to purchase 46,512 shares of Common Stock at a price per share of $4.30, for an aggregate purchase price of approximately $200,000. As of December 24, 1998, Mr. Lepone owned 511,726 shares of Common Stock, representing approximately 9.0% of the total outstanding shares, and held options to acquire an additional 500,000 shares of Common Stock (all of which are currently exercisable). Upon consummation of the Private Placement, Mr. Lepone will own 558,238 shares of Common Stock (excluding his options), representing approximately 7.8% of the total outstanding shares. Pursuant to the Stock Purchase Agreement with Mr. Korman, Mr. Korman agreed to purchase 232,558 shares of Common Stock at a price per share of $4.30, for an aggregate purchase price of approximately $1,000,000. As of December 24, 1998, Mr. Korman owned 277,073 shares of Common Stock, representing approximately 4.9% of the total outstanding shares, and held options to acquire an additional 28,000 shares of Common Stock (16,800 of which are currently exercisable). Upon consummation of the Private Placement, Mr. Korman will own 509,631 shares of Common Stock (excluding his options), representing approximately 7.2% of the total outstanding shares. Each of the Stock Purchase Agreements for Messrs. Lepone and Korman provide registration rights to Messrs. Lepone and Korman on terms substantially similar to those provided to Cape Ann in the 1998 Stock Purchase Agreement.

USE OF PROCEEDS FROM THE PRIVATE PLACEMENT

  The Company has agreed with its Lenders that the net proceeds of the Private Placement will be used (i) to pay down $4,500,000 of indebtedness outstanding under the Company's senior credit facilities, (ii) to pay down up to $1,500,000 of outstanding indebtedness owed to the Company's trade creditors,
(iii) for working capital and general corporate purposes, and (iv) to pay expenses associated with the Private Placement, estimated to be approximately $200,000.

EFFECT UPON EXISTING HOLDERS OF COMMON STOCK

  Consummation of the Private Placement will result in a significant increase in the number of shares of Common Stock outstanding. As of December 24, 1998, there were 5,672,503 shares of Common Stock outstanding and upon consummation of the Private Placement there would be 7,114,363 shares of Common Stock outstanding. As a result, the voting power and percentage ownership interest in the Company of each of the Company's current stockholders other than the Purchasers would be diluted upon consummation of the Private Placement.

INTERESTS OF CERTAIN PERSONS

  Cape Ann currently is the largest stockholder of the Company, holding approximately 22.5% of the outstanding shares of Common Stock as of December 24, 1998 (including shares issuable upon exercise of the Warrants). Consummation of the Private Placement would result in Cape Ann increasing its holdings to approximately 33.9% of the outstanding shares and under certain circumstances Cape Ann could further increase its holdings to approximately 35.9%. See "--Terms of the Proposed Issuance." David M. Schulte, a director of the Company, is the President of Chilmark II, L.L.C., which is the General Partner of Chilmark Fund II, L.P. Chilmark Fund II, L.P. is the Managing Member of Cape Ann. In addition, each of Mr. Lepone and Mr. Korman serves on the Board of Directors of the Company and Mr. Lepone is the President and Chief Executive Officer of the Company. Upon consummation of the Private Placement, Cape Ann, Mr. Lepone and Mr. Korman will collectively own 3,552,332 shares of Common Stock, representing approximately 48.5% of the total outstanding shares. Under certain circumstances described under "--Terms of the Proposed Issuance" above, Cape Ann could increase its holdings resulting in Cape Ann, Mr. Lepone and Mr. Korman collectively owning 50.5% of the total outstanding shares. In addition, if Messrs. Lepone and Korman exercise that portion of their stock options that is currently exercisable, they would acquire an additional 516,800 shares in the aggregate, resulting in Cape Ann, Mr. Lepone and Mr. Korman collectively owning 53.7% of the total outstanding shares. Cape Ann, Mr. Lepone and Mr. Korman have advised the Company that they are not acting as a group and have no agreement to act in concert with respect to acquiring, holding or disposing of shares of Common Stock except to the extent that each has separately agreed to acquire shares in the Private Placement and to vote the shares of Common Stock currently held by such stockholder in favor of the Private Placement Proposal.

BOARD OF DIRECTORS RECOMMENDATION; REASONS FOR THE PRIVATE PLACEMENT

  Based primarily on its consideration of the factors referred to below, the Board of Directors of the Company believes that the consummation of the Private Placement is in the best interests of the Company and its stockholders.

  Among the factors considered by the Board in approving the Private Placement was the Board's view that the proceeds of the Private Placement are necessary to support the Company's near term working capital requirements and to satisfy the requirements of the Company's Lenders. See "--General" and "--Use of Proceeds from the Private Placement." Under the terms of the Credit Facility Amendments, if $4,500,000 of the net proceeds of the Private Placement is not applied to the outstanding senior credit facilities and up to $1,500,000 of the net proceeds of the Private Placement is not applied to outstanding indebtedness owed to the Company's trade creditors on or before January 15, 1999, the Company will be in default under the terms of the Credit Facility Amendments. Accordingly, if the Private Placement is not consummated on or before January 15, 1999, the Company will be in default under the terms of the Credit Facility Amendments, and such default could have a material adverse effect on the Company's business, operations and financial condition.

  In reaching its determination, the Board also considered the purchase price to be paid for the shares of Common Stock to be issued in the Private Placement and its relationship to the recent trading prices of the Common Stock (the purchase price of $4.30 per share represented a premium of 11% to the closing price per share of $3.875 on October 21, 1998, the date on which the Board agreed in principle to the terms of the financing) as well as the fact that such shares will not be freely transferable upon issuance. In addition, with respect to the shares of Common Stock to be issued to Cape Ann, the Board considered the restrictions imposed on Cape Ann's ownership of Common Stock by the Standstill Provisions contained in the 1998 Stock Purchase Agreement and similar provisions contained in agreements previously entered into between Cape Ann and the Company. See "Certain Relationships and Related Transactions."

NASDAQ VOTING REQUIREMENTS

  The Common Stock is listed on the Nasdaq Stock Market's SmallCap Market, the market rules of which require stockholder approval prior to the issuance of securities under certain circumstances, including connection with a transaction other than a public offering involving the sale or issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. Accordingly, the Company has determined to seek stockholder approval of the Private Placement Proposal. Stockholder approval is not otherwise required as a matter of Delaware law or other applicable laws or rules.

VOTE REQUIRED

  To approve the Private Placement Proposal, the affirmative vote of the holders of a majority of the votes cast by stockholders at the Annual Meeting is required. THE BOARD OF DIRECTORS BELIEVES THAT THE PRIVATE PLACEMENT PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, AND ACCORDINGLY, RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PRIVATE PLACEMENT PROPOSAL.

                        INFORMATION REGARDING DIRECTORS

  The Board of Directors of the Company held six meetings during Fiscal 1998. During Fiscal 1998, each of the incumbent Directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of which he was a member. The Board of Directors has established an Audit Committee and a Compensation and Stock Option Committee. The Audit Committee reviews the financial statements of the Company and the scope of the annual audit, monitors the Company's internal financial and accounting controls and recommends to the Board of Directors the appointment of independent certified public accountants. Messrs.

Korman, Gleklen and Newnham were members of the Audit Committee during all of Fiscal 1998. The Audit Committee met one time during Fiscal 1998. The Compensation and Stock Option Committee recommends the compensation levels of officers and employees of the Company to the Board of Directors and is responsible for administering the Company's 1988 Stock Option Plan (the "1988 Option Plan") and the Company's 1996 Stock Option Plan (the "1996 Stock Option Plan"). Messrs. Korman, Gleklen and Newnham were members of the Compensation and Stock Option Committee during all of Fiscal 1998. Mr. Schulte became a member of the Compensation and Stock Option Committee effective February 24, 1998. The Compensation and Stock Option Committee met three times during Fiscal 1998. The Board of Directors does not have a nominating committee.

  Directors who are officers or employees of the Company receive no compensation for service as Directors. Non-employee Directors each receive $2,500 for their service as Directors for each in-person meeting which they attend. In addition, in 1991 each non-employee Director received options under the 1988 Option Plan to purchase 25,000 shares of Company Common Stock at $6.00 per share, vesting in equal installments over the subsequent five years beginning on the first anniversary of the grant date. In 1996, each non-employee director received options under the 1996 Stock Option Plan to purchase shares of Company Common Stock at $9.875 per share (Mr. Korman, 28,000 shares; Mr. Gleklen, 17,500 shares; Mr. Newnham, 17,500 shares), one-fifth of which vested on the grant date and the remaining four-fifths of which vest ratably over four years beginning on the first anniversary of the grant date. All Directors are reimbursed for expenses incurred in connection with attendance at meetings.

  Set forth below is certain information regarding the Directors of the Company, including the five Directors who have been nominated for re-election at the Annual Meeting, based on information furnished by them to the Company.

     NAME                                                     AGE DIRECTOR SINCE
     ----                                                     --- --------------
     Donald M. Gleklen.......................................  62      1990
     Bernard J. Korman.......................................  67      1990
     Donald E. Lepone........................................  54      1987
     Dennis M. Newnham.......................................  58      1987
     David M. Schulte........................................  52      1997

  The principal occupation and business experience during at least the last five years for each Director of the Company is set forth below.

  MR. GLEKLEN has been a Director of the Company since 1990. Mr. Gleklen is Chairman and Chief Executive Officer of Intellihealth, Inc., a position he has held since July 1996 (provider of health care information to consumers). Mr. Gleklen served as Senior Vice President of Corporate Development of MEDIQ Incorporated from 1985 to March 1994. Mr. Gleklen also served as Managing Partner of Brobyn Capital Partners (venture capital) from March 1994 to September 1994 and President of Jocard Financial Services (financial consulting services) from September 1994 to October 1997. He currently serves as a Director of Home Health Corporation of America, Inc. (home health care services) and Lason, Inc. (provider of laser printing and imaging services). He also is the Vice Chairman of The Maine Merchant Bank, a position he has held since March 1998, having previously served as President from September 1997.

  MR. KORMAN has been Chairman of the Board of Directors of the Company since August 1990. Mr. Korman served as President, Chief Executive Officer, and a Director of MEDIQ Incorporated from 1977 to 1995. Mr. Korman is a Director of Kapson Senior Quarters Corp. (assisted living services), The New America High Income Fund, Inc. (financial services), The Pep Boys, Inc. (automotive supplies), Today's Man, Inc. (retail men's clothing sales), Omega Health Care Investors, Inc. (real estate investment trust), InnoServ Technologies, Inc. (medical equipment support services) and Kranzco Realty Trust (real estate investment trust).

  MR. LEPONE has been President, Chief Executive Officer and a Director of the Company since 1987.

  MR. NEWNHAM has been a Director of the Company since 1987. Mr. Newnham has been President and Chief Executive Officer of Tsumura International since March 1996. Before joining Tsumura International, Mr. Newnham was Chairman, President and Chief Executive Officer of Adirondack Beverages, Inc. from March

1995 to December 1995. Mr. Newnham was a venture capital consultant from March 1994 to March 1995. Mr. Newnham previously served as President and Chief Executive Officer of Lea & Perrins, Inc. (manufacturer of condiments) from 1983 to February 1994. Mr. Newnham is also a director of United Water Resources (a holding company for water related businesses).

  MR. SCHULTE has been Managing Member of Chilmark Partners, L.L.C., a merchant banking firm in Chicago, and its predecessor, since 1984. Chilmark Partners, L.L.C. controls the general partner of Chilmark Fund II, L.P., an investment partnership.

                              EXECUTIVE OFFICERS

  The names and ages of all executive officers of the Company and the principal occupation and business experience during at least the last five years for each are set forth below.

NAME                     AGE                          POSITION
----                     ---                          --------
Robert F. Burns.........  49 Vice President, Chief Financial Officer and Treasurer
Donald E. Lepone........  54 President and Chief Executive Officer
James W. McGrath, Jr....  54 Vice President of Regulatory Affairs and Technical Services
Richard C. Zakin........  41 Vice President of Marketing

  MR. BURNS is a certified public accountant and has been Vice President, Chief Financial Officer and Treasurer of the Company since August 1994. From 1984 to August 1994, Mr. Burns served as Vice President of Finance for Tetley, Inc. (tea and coffee manufacturer), a subsidiary of Allied-Lyons PLC.

  MR. LEPONE has been President and Chief Executive Officer of the Company since 1987.

  MR. MCGRATH has been Vice President of Regulatory Affairs and Technical Services for the Company since August 1994, and was Vice President of Operations for the Company from July 1993 to August 1994. He served as Director of Quality Assurance and Quality Control for the Company from September 1992 to June 1993. Mr. McGrath previously served as Director of Quality Assurance for Circa Pharmaceutical Co., Inc. (pharmaceutical manufacturer) from May 1991 to July 1992. He also served as Vice President of Technical Services for Nice-Pak Products (pharmaceutical and consumer products manufacturer) from March 1990 to May 1991.

  MR. ZAKIN has been Vice President of Marketing for the Company since June 1993. He served as Vice President and General Manager of the Company from September 1992 to June 1993 and Vice President of Marketing for the Company from July 1990 to September 1992.

  Each of the executive officers holds his respective office until the regular annual meeting of the Board of Directors following the annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

                              OTHER KEY EMPLOYEES

  In addition to the Directors and executive officers listed above, the following individuals are also expected to make significant contributions to the business of the Company.

NAME                     AGE                            POSITION
----                     ---                            --------
Michael C. Bill.........  45 Vice President and General Manager, Ophthalmics Division
William A. Gelinas......  50 Vice President and General Manager, Oral Care Division
William Muth, Jr........  50 Vice President and General Manager, Adhesive Coatings Division
Dan L. Williams.........  47 Vice President and General Manager, First Aid Division
David J. Radeke.........  44 Vice President and General Manager, Personal Care Division

                            EXECUTIVE COMPENSATION

  The following sections of this Proxy Statement set forth and discuss the compensation paid or awarded during the last three years to the Company's Chief Executive Officer, the three other current executive officers of the Company who earned in excess of $100,000 during Fiscal 1998 and another executive officer of the Company who would have been one of the four most highly compensated executive officers of the Company for Fiscal 1998 had his employement with the Company not terminated prior to October 3, 1998.

SUMMARY COMPENSATION TABLE

  The following table shows for each of the last three fiscal years compensation paid by the Company to the Chief Executive Officer and the four most highly compensated executive officers who earned in excess of $100,000 during Fiscal 1998.

                                                             LONG TERM COMPENSATION
                                                             -----------------------
                                  ANNUAL COMPENSATION          AWARDS     PAYOUTS
                             ------------------------------  SECURITIES ------------
                                                             UNDERLYING  ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR SALARY(1)($)  BONUS($)(3)  OPTIONS(#) COMPENSATION
---------------------------  ---- ------------  -----------  ---------- ------------
Donald E. Lepone........     1998   336,337           --          --       5,230(5)
 President and Chief Ex-     1997   324,000           --          --       5,088
  ecutive Officer            1996   309,375       200,000         --       4,928

Richard C. Zakin........     1998   199,385           --       20,000      3,230(6)
 Vice President of Mar-      1997   184,000        35,000      50,000      2,988
  keting                     1996   167,000        47,500         --       2,733

Robert F. Burns.........     1998   154,308           --        5,000      2,543(7)
 Vice President, Chief       1997   146,000        21,000      25,000      2,538
  Financial Officer and      1996   136,000        22,000         --       2,268
 Treasurer
James W. McGrath, Jr....     1998   131,807        20,000(4)   20,000      2,230(8)
 Vice President of Regu-     1997   124,000        17,000      25,000      2,230
  latory Affairs and         1996   116,000        12,000         --       1,968
 Technical Services
John J. Manheimer.......     1998    55,492(2)        --          --       1,665(9)
 Vice President of Sales     1997   164,000        25,000      35,000      2,688
                             1996   152,000        30,000         --       2,508

--------
(1) Includes all voluntary pre-tax contributions to the NutraMax Products, Inc. Employee's Savings Plan (the "401(k) Plan").
(2) Represents actual salary earned by Mr. Manheimer during Fiscal 1998. Mr. Manheimer's employment with the Company was terminated on January 20, 1998. Mr. Manheimer's annual salary for Fiscal 1998 was $163,500.
(3) As of the date of this Proxy Statement, the Compensation and Stock Option Committee has not completed its review of executive officer performance for Fiscal 1998, and accordingly has not yet made determinations as to the cash bonuses, if any, to be awarded to the Company's executive officers.
(4) Represents a special cash bonus awarded to Mr. McGrath in connection with his completion of the ISO 9000 certification project for the Company's First Aid Products division.
(5) Includes approximately $5,000 representing the Company's contributions to the 401(k) Plan account ("Company 401(k) Plan Contributions") of Mr. Lepone and $230 of group life insurance expenses paid by the Company ("Group Life Insurance Expenses") on behalf of Mr. Lepone.
(6) Includes approximately $3,000 of Company 401(k) Plan Contributions and $230 of Group Life Insurance Expenses.
(7) Includes approximately $2,300 of Company 401(k) Plan Contributions and $230 of Group Life Insurance Expenses.
(8) Includes approximately $2,000 of Company 401(k) Plan Contributions and $230 of Group Life Insurance Expenses.
(9) Includes approximately $1,600 of Company 401(k) Plan Contributions and $65 of Group Life Insurance Expenses.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END VALUES

  The following table sets forth the shares acquired and the value realized upon exercise of stock options during Fiscal 1998 by the Chief Executive Officer and each other executive officer named in the Summary Compensation Table and certain information concerning the number and value of unexercised options.

                                                                                       VALUE OF
                                                      NUMBER OF SECURITIES            UNEXERCISED
                                                     UNDERLYING UNEXERCISED          IN-THE-MONEY
                             SHARES                   OPTIONS AT FY-END(#)      OPTIONS AT FY-END(#)(1)
                            ACQUIRED       VALUE    -------------------------- -------------------------
                         ON EXERCISE(#) REALIZED($) EXERCISABLE  UNEXERCISABLE EXERCISABLE UNEXERCISABLE
                         -------------- ----------- -----------  ------------- ----------- -------------
Donald E. Lepone........        --            --      500,000            0         --           --
Richard C. Zakin........        --            --       40,000       50,000         --           --
John J. Manheimer.......     50,000       100,438           0(2)         0(2)      --           --
Robert F. Burns.........        --            --       19,000       21,000         --           --
James W. McGrath, Jr. ..        --            --       22,000       33,000         --           --

--------
(1) Equal to the market value of shares covered by in-the-money options as of the end of the Company's fiscal year on October 3, 1998 less the aggregate option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.
(2) Mr. Manheimer's outstanding options expired within 30 days of the termination of his employment with the Company on January 20, 1998.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth the options granted in Fiscal 1998 to the Chief Executive Officer and each other executive officer named in the Summary Compensation Table:

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                            ANNUAL RATES
                                                                                           OF SHARE PRICE
                                                                                          APPRECIATION FOR
                                               INDIVIDUAL GRANTS                            OPTION TERM
                         -------------------------------------------------------------- --------------------
                             NUMBER OF
                         SHARES UNDERLYING PERCENT OF TOTAL
                              OPTIONS      OPTIONS GRANTED
                          GRANTED (#) (1)    TO EMPLOYEES   EXERCISE OR BASE EXPIRATION
NAME                          10%($)        IN FISCAL YEAR    PRICE ($/SH)      DATE      5%($)     10%($)
----                     ----------------- ---------------- ---------------- ---------- --------- ----------
Donald E. Lepone........         --              --                 --             --         --         --
Richard C. Zakin........      20,000              25%           $12.625(2)     3/30/03     69,761    154,154
John J. Manheimer.......         --              --                 --             --         --         --
Robert F. Burns.........       5,000               6%           $13.250(3)    12/31/02     18,304     40,446
James W. McGrath, Jr....      15,000              19%           $12.625(2)     3/30/03     52,321    115,615
                               5,000               6%           $13.250(3)    12/31/02     18,304     40,446

--------
(1) One-fifth of each option vested on the grant date and the remaining four-fifths vests ratably over four years beginning on the first anniversary of the grant date.
(2) Represents the closing market price of the Company's Common Stock on the grant date of March 30, 1998.
(3) Represents the closing market price of the Company's Common Stock on the grant date of December 31, 1997.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Compensation and Stock Option Committee of the Board of Directors of the Company currently consists of Bernard J. Korman, Donald M. Gleklen, Dennis M. Newnham and David M. Schulte, each of whom is an outside director. The Compensation and Stock Option Committee approves the Company's compensation policies and procedures, establishes compensation levels for executive officers and administers the Company's Stock Option Plans. Mr. Lepone does not participate in Compensation and Stock Option Committee deliberations concerning his compensation but makes general recommendations to, and reviews with, the Compensation and Stock Option Committee the compensation of executives and management other than himself.

GENERAL

  The compensation arrangements of the Company reflect the philosophy of the Compensation and Stock Option Committee, and the Board of Directors as a whole, that a significant portion of the annual compensation of the Company's Chief Executive Officer and other executive officers should be linked to the Company's performance. The Company's compensation programs are designed to provide competitive financial rewards for successfully meeting the Company's strategic and operating objectives, with the purposes of retaining personnel and supporting a performance-oriented environment. Where applicable, the Compensation and Stock Option Committee takes into account any employment agreement between an executive officer and the Company. See "Employment Agreements" below.

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

  The compensation of the Company's Chief Executive Officer and other executive officers is comprised of annual salary and cash and stock incentives based on annual and long-term performance of the Company.

  Base Salary. The annual base salary and base salary adjustments for executive officers are determined by the Compensation and Stock Option Committee in its discretion and are targeted according to the salaries of executives holding similar offices and having similar responsibilities within the private label health and personal care products industry. The Compensation and Stock Option Committee also considers factors such as industry experience and executive retention. Based upon the foregoing criteria, the base salary for Mr. Lepone was established pursuant to his employment agreement as described below under "Employment Agreements." Generally, salary adjustments for executive officers (whether determined annually with respect to such officers or pursuant to employment agreements) are determined by evaluating the competitive marketplace (including the Company's industry segment), the performance of the Company, the performance of the executive officer and any change in the responsibilities assumed by the executive officer. While many aspects of performance can be measured in financial terms, the Compensation Committee also evaluates the success of executive officers in areas of non-financial performance, such as the development and implementation of objectives and plans. Salary adjustments are normally determined and made on an annual basis. Salary adjustments for the Chief Executive Officer were established pursuant to his employment agreement. See "Employment Agreements" below.

  Cash Bonuses. The Company has an incentive compensation plan (the "Compensation Plan") pursuant to which the Company's executive officers are awarded cash bonuses based upon individual performance and the Company's achievement of certain internal financial objectives. The Compensation Plan provides for annual cash bonuses ranging from 2% to 60% of the executive officer's base salary, with executive officers becoming entitled to receive a percentage of their bonus potential based upon the percentage achievement of the Company's internal operating objectives and, with respect to executive officers other than the Chief Executive Officer, also on such executive officers' individual performance. These internal financial objectives include pre-tax income targets, product line sales growth targets (for sales and marketing executives), productivity objectives (for operations executives), material price targets (for purchasing managers) and timely information reporting and working capital control objectives (for financial managers). The Chief Executive Officer's bonus is determined solely by the Company's achievement of pre-tax income targets while bonuses for all other executive officers are determined by the Company's achievement of pre-tax income targets and the achievement by such officers of their individual performance targets. Executive officers other than the Chief Executive Officer may receive bonuses even if the Company does not achieve the pre-tax income targets. Through the Compensation Plan, a significant portion of each executive officer's annual total compensation is placed at risk in order to provide an incentive toward sustained high performance. As of the date of this report, the Compensation and Stock Option Committee has not completed its review of executive officer performance for Fiscal 1998, and accordingly, has not yet made determinations as to the cash bonuses, if any, to be awarded to the Company's executive officers. Although the Compensation and Stock Option Committee does not typically award cash bonuses other than pursuant to the Compensation Plan, the Compensation and Stock Option Committee retains the authority to award a cash bonus to any executive officer that the Committee, in its discretion, deems appropriate in view of the circumstances. In this regard, Mr. McGrath was granted a $20,000 cash bonus during Fiscal 1998 in connection with his completion of the ISO 9000 certification project for the Company's First Aid Products division.

  Equity Incentives. Equity incentive awards are designed to attract and retain executives who can make significant contributions to the Company's success, reward executives for such significant contributions and give executives a longer-term incentive to increase stockholder value. The size and frequency of equity and equity-based incentive awards are determined by the Compensation and Stock Option Committee in its discretion, taking into account individual performance and responsibilities, and in most cases, without any specific performance measures. The Compensation and Stock Option Committee may, however, impose specific performance measures on stock option grants. The Compensation and Stock Option Committee also may grant stock options for executive retention purposes in amounts that the Compensation and Stock Option Committee, in its discretion, deems necessary and appropriate in order to retain highly qualified executives. To ensure that high levels of performance occur over the long-term, stock options granted to executives typically vest over a period of five years. All outstanding options have been granted with an exercise price equal to 100% of the fair market value of the Company's Common Stock on the grant date. Any value received by an executive officer from a stock option grant and any increase in the value of stock received as a bonus depends entirely on increases in the price of the Company's Common Stock. Since the adoption of the 1988 Option Plan, the Company's executive officers have all been granted options to acquire shares of the Company's Common Stock. During Fiscal 1998, Mr. Zakin, Burns and McGrath received options to purchase 20,000, 5,000 and 20,000 shares of Common Stock, respectively. One-fifth of each option vested on the grant date and the remaining four-fifths vests ratably over four years beginning on the first anniversary of the grant date. Mr. Manheimer received no options for Fiscal 1998 as his employment with the Company was terminated on January 20, 1998.

  Other Compensation. The Company provides executive officers and management with health, retirement and other benefits under plans that are generally available to the Company's employees.

  Compensation of the Chief Executive Officer. Mr. Lepone's base salary, base salary adjustments and performance targets for the award of any cash bonuses are governed by Mr. Lepone's employment agreement. Any increases in Mr. Lepone's compensation are determined by the Compensation and Stock Option Committee based upon an analysis of his performance during the year and the Company's overall performance. Under the terms of his employment agreement, Mr. Lepone received an annual base salary of $336,337 for Fiscal 1998. Mr. Lepone also participates in the Compensation Plan, as described above. In addition, pursuant to the terms of his employment agreement, Mr. Lepone was granted options to acquire at $11.00 per share, up to 500,000 shares of the Company's Common Stock under the 1988 Option Plan. These options are fully vested.

  Federal Tax Regulations Limiting Deductibility of Certain Compensation. As a result of Section 162(m) of the Code, a company's deduction of executive compensation may be limited to the extent that a "covered employee" (i.e., the chief executive officer or one of the four highest compensated officers who is employed on the last day of the company's taxable year and whose compensation is reported in the summary compensation table in the company's proxy statement) receives compensation in excess of $1 million in such taxable year of the company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

       COMPENSATION AND STOCK OPTION COMMITTEE OF THE BOARD OF DIRECTORS

                               Bernard J. Korman
                               Donald M. Gleklen
                               Dennis M. Newnham
                               David M. Schulte

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Lepone, Chief Executive Officer and President of the Company, makes general recommendations to and reviews with the Compensation and Stock Option Committee the compensation of executives and management other than himself.

STOCKHOLDER RETURN PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock, based on the market price of the Company's Common Stock and assuming reinvestment of dividends, with the total return of companies within the Russell 2000 Index and the companies within the NASDAQ Pharmaceutical Index prepared by Research Data Group, Inc. The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock, the Russell 2000 Index and the NASDAQ Pharmaceutical Index on September 30, 1993. The comparisons in this line graph are historical and are not intended to forecast or be indicative of possible future performance of the Common Stock of the Company.

                             [GRAPH APPEARS HERE]

                                                CUMULATIVE TOTAL RETURN
                                       -----------------------------------------
                                        9/93   9/94   9/95   9/96   9/97   9/98
                                       ------ ------ ------ ------ ------ ------
NUTRAMAX PRODUCTS, INC................ 100.00  69.17  66.67  61.67  94.17  38.33
RUSSELL 2000.......................... 100.00 102.56 126.66 143.20 190.84 157.54
NASDAQ PHARMACEUTICAL................. 100.00  86.90 128.33 154.68 172.59 149.39

EMPLOYMENT AGREEMENTS

  On November 28, 1993, Mr. Lepone entered into an employment agreement with the Company (the "Lepone Employment Agreement"), pursuant to which Mr. Lepone serves as President and Chief Executive Officer of the Company through November 30, 1998 and thereafter until either the Company or Mr. Lepone shall have given the other notice of its or his intention to terminate the agreement not less than 30 days prior to the termination date set forth in such notice. Under the Lepone Employment Agreement, Mr. Lepone received a base salary of $265,000 through November 30, 1994. Thereafter, the Lepone Employment Agreement provides that such base salary shall be increased at an annual rate of the greater of 5% or the annual rate of inflation as described in the Consumer Price Index "All Cities--All Consumers" prepared by the Bureau of Labor Statistics of the United States Department of Labor, or by such greater amount as the Company and Mr. Lepone may otherwise agree. For Fiscal 1998 Mr. Lepone's salary was $336,337. Pursuant to the Lepone Employment Agreement, Mr. Lepone is entitled to receive a cash bonus if certain performance criteria are satisfied (as discussed above under "Report of the Compensation and Stock Option Committee of the Board of

Directors on Executive Compensation") ranging from 20% to 60% of his base salary. In the event Mr. Lepone's employment is terminated without cause, he is entitled to receive a sum equal to the compensation then due him for the balance of the term of the Lepone Employment Agreement at the annual rate of compensation to which he is entitled as of the date of such termination. Mr. Lepone is subject to certain non-competition provisions during the term of his employment and, in certain circumstances, for a period of one year subsequent to his leaving the Company. The Company and Mr. Lepone have agreed to continue Mr. Lepone's employment with the Company under the terms of the Lepone Employment Agreement with a salary for Fiscal 1999 of $375,000.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In order to finance in part the Company's acquisition of certain assets related to the first aid products business of American White Cross, Inc., on September 11, 1997, pursuant to the terms of a Stock Purchase Agreement dated as of August 12, 1997, as amended (the "1997 Stock Purchase Agreement"), by and between the Company and Cape Ann, Cape Ann purchased 846,154 shares of Common Stock from the Company for an aggregate purchase price of $11,000,000. The 1997 Stock Purchase Agreement contains provisions substantially similar to those contained in the 1998 Stock Purchase Agreement that place limitations on Cape Ann's ownership of Common Stock, including the Standstill Provisions. On August 7, 1998, the Company and Cape Ann entered into an amendment to the 1997 Stock Purchase Agreement in order to permit Cape Ann and its affiliates to purchase up to an additional 245,000 shares of Common Stock in the open market or in privately negotiated transactions.

  On October 29, 1997, the Company offered to purchase up to an aggregate of 450,000 shares of the Company's then outstanding Common Stock within a price range of $11.00 per share to $12.75 per share pursuant to a modified Dutch auction issuer tender offer (the "Tender Offer"). Upon completion of the Tender Offer on November 28, 1997, the Company purchased an aggregate of 250,668 shares of outstanding Common Stock at a purchase price of $12.75 per share. In order to finance the Tender Offer, the Company sold an equivalent number of shares of Common Stock in a private placement transaction to Cape Ann, Bernard J. Korman, Donald E. Lepone and Donald M. Gleklen at a $12.75 per share purchase price. The Company undertook the Tender Offer in order to provide added market liquidity for the existing stockholders of the Company.

  The Company currently proposes to issue an aggregate of 1,441,860 shares of Common Stock to Cape Ann, Mr. Lepone and Mr. Korman for an aggregate purchase price of approximately $6,200,000. See Proposal II--"Approval of the Private Placement Proposal".

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

  The following table sets forth, to the best knowledge and belief of the Company, certain information regarding the beneficial ownership of the Common Stock of the Company as of December 24, 1998 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of the Company's Directors and executive officers, (iii) each of the named executive officers in the Summary Compensation Table, and (iv) all of the Company's executive officers and Directors as a group.

                                                            SHARES
DIRECTORS, EXECUTIVE OFFICERS                            BENEFICIALLY PERCENT OF
AND 5% STOCKHOLDERS                                        OWNED(1)    CLASS(2)
-----------------------------                            ------------ ----------
Cape Ann Investors, L.L.C.(3)..........................   1,321,893      22.5%
 Chilmark Fund II, L.P.
 Chilmark II, L.L.C.
 Chilmark Partners, L.L.C.
 David M. Schulte
 875 North Michigan Avenue, Suite 2100
 Chicago, Illinois 60611
Warburg, Pincus Counselors, Inc.(4)....................     596,100      10.5%
 466 Lexington Avenue
 New York, NY 10017
Wellington Management Company, LLP(5)..................     581,000      10.2%
 75 State Street
 Boston, Massachusetts 02109
Robert Fleming Inc.(6).................................     364,000       6.4%
 320 Park Avenue, 11th Floor
 New York, NY 10022
Marvin Schwartz(7).....................................     341,000       6.0%
 c/o Neuberger & Berman, LLC
 605 Third Avenue
 New York, New York 10158
Robert F. Burns(8).....................................      25,394         *
Donald M. Gleklen(9)...................................      38,007         *
Bernard J. Korman(10)..................................     293,873       5.2%
Donald E. Lepone(11)...................................   1,011,726      16.4%
James W. McGrath, Jr.(12)..............................      30,603         *
Dennis M. Newnham(13)..................................      12,500         *
Richard C. Zakin(14)...................................     103,125       1.8%
All directors and executive officers as a group (8 per-
 sons)(15).............................................   2,837,121      44.9%

--------
*  Less than 1%.

 (1) Beneficial share ownership is determined pursuant to Rule 13d-3 under the Exchange Act. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security. The amounts set forth above as beneficially owned include shares owned, if any, by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed. The amounts set forth as beneficially owned include shares of Common Stock which such persons had the right to acquire within 60 days of December 24, 1998, pursuant to stock options.

 (2) Percentages are calculated on the basis of 5,672,503 shares of Common Stock outstanding of November 1, 1998.

 (3) Includes 215,425 shares deemed to be beneficially owned which are purchasable upon exercise of the Warrants. The above information is based on copies of a statement on Schedule 13D/A filed with the SEC on November 9, 1998, which indicates that Cape Ann Investors, L.L.C. has shared voting and dispositive power with respect to 1,316,893 shares, and that Chilmark Fund II, L.P., Chilmark II, L.L.C., Chilmark Partners, L.L.C. and David M. Schulte have shared voting and dispositive power with respect to all 1,321,893 shares.

 (4) The above information is based on copies of a statement on Schedule 13G filed with the SEC on February 8, 1996, which indicates that Warburg, Pincus Counselors, Inc. has sole voting power with respect to 430,100 shares, shared voting power with respect to 81,100 shares and sole dispositive power with respect to all 596,100 shares.

 (5) The above information is based on copies of a statement on Schedule 13G/A filed with the SEC on February 10, 1998, which indicates that Wellington Management Company has shared voting power with respect to 345,000 shares and shared dispositive power with respect to all 581,000 shares.

 (6) The above information is based on copies of a statement on Schedule 13G/A filed with the SEC on February 19, 1998, which indicates that Robert Fleming, Inc. has shared voting and dispositive power with respect to all 364,000 shares.

 (7) The above information is based on copies of a statement on Schedule 13D filed with the SEC on October 27, 1997, which indicates that Marvin Schwartz has sole voting power and dispositive power with respect to 79,600 shares and shared dispositive power with respect to 261,400 shares.

 (8) Includes 25,000 shares deemed to be beneficially owed by Mr. Burns which are subject to options previously granted pursuant to the 1988 Option Plan and 1996 Option Plan.

 (9) Includes 10,500 shares deemed to be beneficially owed by Mr. Gleklen which are subject to options previously granted pursuant to the 1996 Option Plan.

(10) Includes 16,800 shares deemed to be beneficially owed by Mr. Korman which are subject to options previously granted pursuant to the 1996 Option Plan.

(11) Includes 500,000 shares deemed to be beneficially owned by Mr. Lepone which are subject to options previously granted pursuant to the 1988 Option Plan.

(12) Includes 30,000 shares deemed to be beneficially owned by Mr. McGrath which are subject to options previously granted pursuant to the 1988 Option Plan and 1996 Option Plan.

(13) Includes 10,500 shares deemed to be beneficially owed by Mr. Newnham which are subject to options previously granted pursuant to the 1996 Option Plan.

(14) Includes 54,000 shares deemed to be beneficially owned by Mr. Zakin which are subject to options previously granted pursuant to the 1988 Option Plan and 1996 Option Plan.

(15) Includes an aggregate of 646,800 shares deemed to be beneficially owned by executive officers and directors which are subject to options. Includes 1,321,893 shares as to which David M. Schulte has shared voting and dispositive power, including 215,425 shares deemed to be beneficially owned which are purchasable upon exercise of the Warrants. (see Note (3) above).

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  The Company's executive officers and Directors and beneficial owners of more than 10% of its Common Stock are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Copies of those reports must also be furnished to the Company. Based solely on a review of the copies of reports furnished to the Company, and written representations that no other reports were required, the Company believes that during Fiscal 1998 the following individuals who are or were either a Director, officer or greater than 10% beneficial owner of the Company's Common Stock failed to file on a timely basis all reports required by Section 16(a):
Mr. Zakin inadvertently failed to timely file a Form 4 relating to February and May 1998 sales of the Company's Common Stock; Mr. Schulte, Cape Ann and certain related entities inadvertantly failed to timely file a Form 4 relating to August 1998 purchases of the Company's Common Stock that were otherwise disclosed in an amendment to a Schedule 13D filed by such persons with the SEC; and Mr. Manheimer, whose employment with the Company terminated on January 20, 1998 inadvertently failed to timely file a Form 4 relating to February 1998 exercises of options to purchase the Company's Common Stock and related sales thereof. Following the inadvertent delinquencies of Mr. Zakin and Mr. Schulte, Cape Ann and the related entities, a Form 5 in the case of Mr. Zakin and a Form 4 in the case of Mr. Schulte, Cape Ann and the related entities, were filed with the SEC properly disclosing their respective transactions in the Company's Common Stock. In addition, the following individuals included correcting statements as to their aggregate beneficial ownership of the Company's Common Stock in certain of their respective Section 16 filings for Fiscal 1998: Messrs. Gleklen, Lepone, Newnham and Zakin.

                           EXPENSES OF SOLICITATION

  The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain Directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses. All costs incurred with respect to the Annual Meeting will be borne by the Company. The Company has engaged D.F. King & Co., Inc., a professional soliciting organization, to assist the Company in the solicitation of proxies. D.F. King & Co., Inc. will receive reasonable and customary compensation for such services, plus reimbursement for certain out-of-pocket expenses.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

  Stockholder proposals intended to be presented at the next annual meeting must be received by the Company on or before September 1, 1999 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. Any such proposal should be mailed to: Secretary, NutraMax Products, Inc., 51 Blackburn Drive, Gloucester, Massachusetts 01930.

  Subject to Rule 14a-4 of the Exchange Act, proxies solicited by the Board of Directors in connection with the next annual meeting of stockholders will confer upon such proxies discretionary authority to vote on any stockholder proposal presented at such annual meeting (other than a proposal included in the Company's proxy statement) if notice of such stockholder proposal is not received by the Company on or prior to November 15, 1999. If notice of such a stockholder proposal is timely given, proxies solicited by the Board of Directors in connection with the next annual meeting of stockholders may, under certain circumstances prescribed in Rule 14a-4, confer upon such proxies discretionary authority to vote on such stockholder proposal.

                            INDEPENDENT ACCOUNTANTS

  The firm of Deloitte & Touche LLP served as the Company's independent public accountants for Fiscal 1998 and the Audit Committee has not yet met to recommend to the Board of Directors independent public accountants to serve in such capacity for Fiscal 1999. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

                                 OTHER MATTERS

  The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                  PROXY CARD
                            NUTRAMAX PRODUCTS, INC.
 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF NUTRAMAX PRODUCTS, INC.

                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON TUESDAY, JANUARY 12, 1999

  The undersigned hereby constitutes and appoints Donald E. Lepone, Robert F. Burns and Eugene M. Schloss, Jr., and each of them, as Proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and to vote all shares of common stock of NutraMax Products, Inc. (the "Company") held of record by the undersigned as of the close of business on Monday, November 23, 1998, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Ocean View Inn, 171 Atlantic Road, Gloucester, Massachusetts 01930 at 11:00 a.m., local time, on Tuesday, January 12, 1999, and at any adjournments or postponements thereof.

  WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE FIVE NOMINEES OF THE BOARD OF DIRECTORS LISTED IN PROPOSAL I AND "FOR" THE FOR THE ISSUANCE OF AN AGGREGATE OF 1,441,860 SHARES OF THE COMPANY'S COMMON STOCK TO CERTAIN STOCKHOLDERS OF THE COMPANY IN A PRIVATE PLACEMENT TRANSACTION AS DESCRIBED IN PROPOSAL II. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTOR'S RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

  The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of the Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company's 1998 Annual Report to Stockholders, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

  PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE (WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES).

  PLEASE SIGN YOUR NAME EXACTLY AS SHOWN. WHERE THERE IS MORE THAN ONE HOLDER, EACH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE ADD YOUR TITLE AS SUCH. IF EXECUTED BY A CORPORATION OR PARTNERSHIP, THE PROXY SHOULD BE SIGNED BY A DULY AUTHORIZED PERSON, STATING HIS OR HER TITLE OR AUTHORITY.


[ X ]   PLEASE MARK YOUR
        VOTES AS IN THIS                                                                                      |
        EXAMPLE.      ---                                                                                     |
                      |                                                                                       |   9288
                                                                                                              ------------

PROPOSAL I. Election of five                           FOR ALL
Directors, for a one year term.      FOR    WITHHOLD   EXCEPT
                                     [   ]   [   ]     [   ]      PROPOSAL II. The issuance of up to an
NOMINEES: Donald M. Gleklen,                                      aggregate of 1,441,860 shares of the
Bernard J. Korman, Donald E.                                      Company's common stock to certain
Lepone, Dennis M. Newnham and David                               stockholders of the Company in a private
M. Schulte                                                        placement transaction.

If you do not wish your shares
voted FOR a particular nominee,                                                                       FOR   AGAINST  ABSTAIN
mark the FOR ALL EXCEPT box and                                                                      [   ]   [   ]    [   ]
strike a line through that
nominee's name. Your shares will be
voted for the remaining nominee(s).
                                                                  PROPOSAL III. To consider and act upon
                                                                  such other business as may properly come
                                                                  before the meeting and any adjournments
                                                                  or postponements thereof.

                                                                                           HAS YOUR ADDRESS CHANGED?
                                                                                           ________________________________________
                                                                                           ________________________________________
SIGNATURE(S)  ___________________________________________________DATE___________           ________________________________________
                  PLEASE BE SURE TO SIGN AND DATE THIS PROXY.